UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2020

INPIXON

(Exact name of registrant as specified in its charter)

Nevada	001-36404	88-0434915
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2479 E. Bayshore Road, Suite 195 Palo Alto, CA	94303
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 702-2167

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	INPX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities

As of March 27, 2020, including the issuance of the shares of the Company’s common stock described in Item 8.01 below, Inpixon (“the Company”) has a total of 7,277,087 issued and outstanding shares of common stock.

The information contained below in Item 8.01 with respect to the shares of common stock issued or issuable to CVP (as defined below) is hereby incorporated by reference into this Item 3.02. The offer and sale of such shares was not registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on an exemption from registration under Section 3(a)(9) of the Securities Act, in that (a) the shares of common stock are being issued in exchange for the partitioned note which is another outstanding security of the Company; (b) there is no additional consideration of value being delivered in connection with the exchange; and (c) there are no commissions or other remuneration being paid by the Company in connection with the exchange.

Item 8.01 Other Events

Equity Distribution Sales

Pursuant to the terms and conditions of that certain Equity Distribution Agreement, dated as of March 3, 2020, by and between the Company and Maxim Group LLC (“Maxim”), since March 3, 2020, the Company has sold 1,145,608 shares of common stock at a weighted average price per share between $1.2162 and $2.1091. These sales resulted in gross proceeds to the Company of approximately $1,637,129.90. The Company paid Maxim compensation of approximately $65,485.20, based on a rate of 4.0% of the gross sales, for net proceeds to the Company equal to $1,571,644.70. Prior to these sales, the Company had not made any sales under this “at-the-market” equity offering program. Such sales were made pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-223960) filed with the Securities and Exchange Commission on March 27, 2018, as amended on May 15, 2018 and declared effective on June 5, 2018 (the “Form S-3”), the base prospectus dated June 5, 2018 included in the Form S-3 and the prospectus supplement relating to the offering filed with the Securities and Exchange Commission on March 3, 2020.

Exchange Agreements

Since March 20, 2020, the Company has issued an aggregate of 602,417 shares of common stock (the “Shares”) to Chicago Venture Partners, L.P. (“CVP”), the holder of that certain outstanding promissory note issued on June 27, 2019 (the “Original Note”), in each case at a price per share equal to the Minimum Price as defined in Nasdaq Listing Rule 5635(d) for a weighted average price per share equal to approximately $1.17, in connection with exchange agreements pursuant to which the Company and CVP agreed to (i) partition new promissory notes in the form of the Original Note in the aggregate original principal amount equal to $702,951.37 and then cause the outstanding balance of the Original Note to be reduced by an aggregate of $702,951.37; and (ii) exchange the partitioned notes for the delivery of the Shares. As of the date of this report, the Original Note has been satisfied in full. CVP is also the holder of outstanding promissory notes issued by the Company on December 21, 2018 and August 8, 2019, with outstanding balances, as of March 17, 2020 of approximately $222,000, and $2.0 million, respectively. CVP is also affiliated with certain other holders of outstanding promissory notes issued by the Company, including those notes issued on (i) November 22, 2019 with an outstanding balance as of March 17, 2020 of approximately $1.1 million; (ii) September 17, 2019 with an outstanding balance as of March 17, 2020 of approximately $1.1 million and (iii) March 18, 2020 with an original principal amount equal to $6,465,000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INPIXON

Date: March 27, 2020	By:	/s/ Nadir Ali
	Name:	Nadir Ali
	Title:	Chief Executive Officer

2